EXHIBIT 31.2

CERTIFICATION

I, Gary Effren, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Akeena Solar, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Gary Effren
Date: April 29, 2009	Gary Effren Chief Financial Officer (Principal Financial Officer)